UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2026

WHERE FOOD COMES FROM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-40314	43-1802805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 6th Street, Suite 400
Castle Rock, Colorado	80104
(Address of Principal Executive Offices)	(Zip Code)

(303) 895-3002

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	WFCF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Shareholders

On April 9, 2026, the Company held its 2026 Annual Meeting of Stockholders. Each proposal subject to a vote at the 2026 Annual Meeting was described in detail in the Company’s 2026 Proxy Statement. With respect to each of the proposals the Company’s stockholders voted as indicated below.

1.Election of Directors	For	Withheld
● John Saunders	3,885,800	16,218
● Leann Saunders	3,888,689	13,329
● Peter C. Lapaseotes, Jr.	3,884,113	17,905
● Adam Larson	3,888,269	13,749
● Tom Heinen	3,893,751	8,267
● Graeme P. Rein	3,893,501	8,517

		For	Against	Abstain
2.	To ratify the appointment of Haynie & Company as the independent registered public accounting firm of the Company for the year-ending December, 31 2025.	4,405,870	12,024	14,435

		For	Against	Abstain
3.	To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers.	3,861,757	5,037	35,224

		1 Year	2 Year	3 Year	Abstain
4.	Recommendation, by non-binding advisory vote, the frequency of future advisory votes on executive compensation	438,166	13,766	3,412,172	37,914

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHERE FOOD COMES FROM, INC.
(Registrant)

	By:	/s/ Dannette Henning
Date: April 10, 2026		Dannette Henning
Chief Financial Officer